UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2023

Pyxis Oncology, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40881	83-1160910
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Harrison Avenue
Boston, Massachusetts		02118
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617-221-9059

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PYXS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.01 Completion of Acquisition or Disposition of Assets

On August 23, 2023, Pyxis Oncology, Inc., a Delaware corporation (“Pyxis Oncology), completed the previously announced strategic combination contemplated by that certain Agreement and Plan of Merger, dated as of May 23, 2023 (the “Merger Agreement”), with Apexigen, Inc., a Delaware corporation (“Apexigen”), and Ascent Merger Sub Corp., a Delaware corporation and a wholly owned subsidiary of Pyxis Oncology (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub merged with and into Apexigen, with Apexigen surviving as a wholly owned subsidiary of Pyxis Oncology (the “Merger”).

At the effective time of the Merger (the “Effective Time”):

a)
Each share of common stock, par value $0.0001 per share, of Apexigen (“Apexigen Common Stock”) that was issued and outstanding immediately prior to the Effective Time (other than (i) treasury shares, and (ii) any shares of Apexigen Common Stock held directly by Pyxis Oncology or Merger Sub) was automatically converted into the right to receive 0.1725 (the “Exchange Ratio”) shares of common stock, par value $0.001 per share, of Pyxis Oncology (“Pyxis Oncology Common Stock”). No fractional shares of Pyxis Oncology Common Stock were issued in connection with the Merger and the number of shares of Pyxis Oncology Common Stock issued to Apexigen stockholders was rounded down to the nearest whole share.
b)
Each option to purchase shares of Apexigen Common Stock (each, an “Apexigen Option”) outstanding immediately prior to the Effective Time was assumed and converted as of the Effective Time into an option to acquire, on substantially similar terms and conditions as were applicable under such Apexigen Option, the number of shares of Pyxis Oncology Common Stock determined by multiplying the number of shares of Apexigen Common Stock subject to such Apexigen Option immediately prior to the Effective Time by the Exchange Ratio (rounded down to the nearest whole share), with an exercise price per share equal to the exercise price per share of such Apexigen Option as of immediately prior to the Effective Time, divided by the Exchange Ratio (rounded up to the nearest whole cent).
c)
Each award of restricted stock units of Apexigen (each, an “Apexigen RSU Award”) outstanding as of immediately prior to the Effective Time was assumed and converted as of the Effective Time into an award of Pyxis Oncology restricted stock units, with substantially similar terms and conditions as were applicable under such Apexigen RSU Award, that covers the number of shares of Pyxis Oncology Common Stock determined by multiplying the number of shares of Apexigen Common Stock subject to such Apexigen RSU Award immediately prior to the Effective Time by the Exchange Ratio (rounded down to the nearest whole share).
d)
Each warrant to purchase shares of Apexigen Common Stock (each, an “Apexigen Warrant”) outstanding immediately prior to the Effective Time was assumed and converted as of the Effective Time into a warrant to acquire, on substantially similar terms and conditions as were applicable under such Apexigen Warrant, a number of shares of Pyxis Oncology Common Stock determined by multiplying the number of shares of Apexigen Common Stock subject to such Apexigen Warrant immediately prior to the Effective Time by the Exchange Ratio (rounded down to the nearest whole share), with an exercise price per share equal to the exercise price per share of such Apexigen Warrant as of immediately prior to the Effective Time, divided by the Exchange Ratio (rounded up to the nearest whole cent), with any fractional shares to be dealt with in accordance with the terms of such Apexigen Warrant.

Pyxis Oncology issued approximately 4,344,497 shares of Pyxis Oncology Common Stock as a result of the transaction. The issuance of Pyxis Oncology Common Stock was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-4 (File No. 333-272510) filed by Pyxis Oncology with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective on June 30, 2023 (the “Registration Statement”). The proxy statement/prospectus included in the Registration Statement contains additional information about the Merger Agreement and the transactions contemplated thereby.

The foregoing is a general description of the Merger and Merger Agreement; it does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to Pyxis Oncology’s Current Report on Form 8-K filed with the SEC on May 24, 2023 and is incorporated herein by reference.

The Merger Agreement has been filed by Pyxis Oncology with the SEC and has been described above to provide investors and Pyxis Oncology stockholders with information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about Pyxis Oncology, Merger Sub or Apexigen or any of their respective affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement, were made as of specific dates, were made solely for the benefit of the parties to the Merger Agreement and may not have been intended to be statements of fact, but rather, as a method of allocating risk and governing the contractual rights and relationships among the parties to the Merger Agreement. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Merger Agreement and may apply standards of materiality and other qualifications and limitations in a way that is different from what may be viewed as material by Pyxis Oncology’s stockholders or Apexigen’s stockholders. In reviewing the representations, warranties and covenants contained in the Merger Agreement or any descriptions thereof in this summary, it is important to bear in mind that such representations, warranties and covenants or any descriptions were not intended by the parties to the Merger Agreement to be characterizations of the actual state of facts or conditions of Pyxis Oncology, Merger Sub or Apexigen or any of their respective affiliates. Moreover, information concerning the subject matter of the representations and warranties may have changed after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures. For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone and should instead be read in conjunction with the other information contained in the reports, statements and filings that Pyxis Oncology and Apexigen publicly file with the SEC.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

In accordance with the Merger Agreement, the board of directors of Pyxis Oncology (the “Board”) increased its size from six (6) to seven (7) members, such that the number of Class III directors serving on the Board was increased from two (2) to three (3). On August 23, 2023, effective as of the Effective Time, Jakob Dupont, M.D., a former director of Apexigen, was appointed to the Board as a Class III director and his term will expire at the annual meeting of stockholders to be held in 2024.

Other than as provided for in the Merger Agreement, there are no arrangements or understandings between Dr. Dupont and any other person pursuant to which Dr. Dupont was appointed as a director. The Board has determined that Dr. Dupont qualifies as an independent director under the corporate governance standards of The Nasdaq Stock Market and the applicable rules adopted by the SEC. Dr. Dupont has no family relationships with any of Pyxis Oncology’s directors or executive officers. Since the beginning of the last fiscal year, there have been no related party transactions between Pyxis Oncology and Dr. Dupont that would be reportable under Item 404(a) of Regulation S-K.

Dr. Dupont has not yet been appointed to any committees of the Board.

The compensation of Dr. Dupont for his service as a non-employee director will be consistent with that of Pyxis Oncology’s other non-employee directors, which is described in Pyxis Oncology’s Definitive Proxy Statement filed on April 28, 2023 with the SEC.

Indemnification Agreement

In connection with his appointment to the Board, Dr. Dupont entered into an indemnification agreement in the same form as executed by the other members of the Board and attached to Pyxis Oncology’s Form 10-K for the year ended December 31, 2022, filed with the SEC on March 22, 2023.

Item 7.01 Regulation FD Disclosure.

On August 23, 2023, Pyxis Oncology issued a press release announcing the consummation of the Merger. The full text of the press release issued in connection with these announcements is furnished herewith as Exhibit 99.1.

The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of Pyxis Oncology’s filings with the SEC, regardless of any general incorporation language in such filings, except to the extent expressly set forth by reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements required by this Item 9.01(a) are not included in this Current Report on Form 8-K. Pyxis Oncology intends to file such financial statements by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by this Item 9.01(b) is not included in this Current Report on Form 8-K. Pyxis Oncology intends to file such pro forma financial information by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits
Exhibit No.	Description
2.1*

Agreement and Plan of Merger, dated May 23, 2023, by and among Pyxis Oncology, Merger Sub and Apexigen (incorporated by reference to Exhibit 2.1 of Pyxis Oncology’s Current Report on Form 8-K, filed with the SEC on May 24, 2023).

99.1	Press Release dated August 23, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Exhibits and/or schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Pyxis Oncology hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that Pyxis Oncology may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any exhibits or schedules so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pyxis Oncology, Inc.

Date:	August 23, 2023	By:	/s/ Pam Connealy
Pam Connealy Chief Financial Officer and Chief Operating Officer